UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2014

________________

VBI VACCINES INC.

(Exact name of registrant as specified in charter)

Delaware	000-18188	93-0589534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 3rd Street, Suite 2241

Cambridge, Massachusetts 02142

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (617) 830-3031

Paulson Capital (Delaware) Corp.

1331 NW Lovejoy Street, Suite 720

Portland, Oregon 97209

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 8, 2014, pursuant to that certain Credit Agreement and Guaranty (the “Credit Agreement”), dated as of July 25, 2014, by and among VBI Vaccines Inc. (the “Company”), Variation Biotechnologies (U.S.) Inc., a Delaware corporation and the Company’s wholly-owned subsidiary (“VBI”), and PCOF 1, LLC (the “Lender”), the Company drew down $3,000,000 (the “Initial Loan”) of a maximum $6,000,000 senior term loan facility (the “Facility”), evidenced by an initial term note in the principal amount of the Initial Loan (the “Initial Term Note”).

Upon draw down of the Initial Loan, pursuant to that certain Pledge and Security Agreement (the “Security Agreement”), dated as of July 25, 2014, by and among the Company, VBI and its Canadian subsidiary (collectively, the “VBI Grantors”) in favor of the Lender, the VBI Grantors granted a continuing security interest in and to substantially all the assets of the VBI Grantors as security for the loans made (or to be made) under the Facility.

The terms of the Facility, the Credit Agreement, the Initial Term Note and the Security Agreement, as more fully described under Item 1.01 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 28, 2014, are hereby incorporated herein by this reference.

The foregoing summary is only a brief description of the Credit Agreement, the Initial Term Note and the Security Agreement, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of those documents, which are attached as exhibits to the Current Report on Form 8-K filed with the Commission on July 28, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 14, 2014

VBI VACCINES INC.

By:	/s/ Egidio Nascimento
Egidio Nascimento
Chief Financial Officer